Exhibit 2.2

                                                           [EXECUTION VERSION]


                            AMENDMENT NO. 1 TO THE
                           ASSET PURCHASE AGREEMENT


         AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT, dated as of December 9, 2004 (this "Amendment No. 1"), by and between Citigroup Financial Products Inc., a Delaware corporation ("Parent"), on the one hand, and Knight Financial Products LLC, an Illinois limited liability company ("KFP"), Knight Execution Partners LLC, a Delaware limited liability company ("KEP" and together with KFP, "Sellers") and KFP Holdings I LLC, a Delaware limited liability company ("Holdings"), on the other hand. Capitalized terms not defined herein shall have the meanings set forth in Article I of the Original Agreement (as defined below).

                                  WITNESSETH:

         WHEREAS, Parent, Sellers and Holdings entered into an Asset Purchase Agreement, dated as of August 8, 2004 (the "Original Agreement"), pursuant to which Sellers will sell, transfer and convey, and Parent or Purchasers will purchase and assume, the Acquired Assets and Assumed Liabilities on the terms and subject to the conditions set forth in the Original Agreement;

         WHEREAS, the Parties wish to amend the Original Agreement to provide that the New York Lease (as defined below) is an Excluded Asset;

         WHEREAS, the Parties wish to amend the Original Agreement to provide that (i) $123,825 in certain leasehold improvements made by Holdings and its Affiliates to the real property located in Minnetonka, MN are Acquired Assets and (ii) $54,708 in certain leasehold improvements made to the disaster recovery facility in Purchase, New York are Excluded Assets and to provide for an adjustment to the Purchase Price to reflect these amounts;

         WHEREAS, the Parties wish to amend the Original Agreement to provide that the PBX unit situated in KFP's facility in Minnetonka, MN is an Excluded Asset and that accordingly there will be a reduction in the Purchase Price in the amount of $75,000 in respect thereof;

         WHEREAS, because the Chicago Board of Trade and the Chicago Mercantile Exchange require memberships on and shares of those exchanges, which memberships and shares are to be Acquired Assets, to be transferred via their respective matched sale processes in accordance with their respective rules and regulations, the Parties wish to amend the Original Agreement to take into account such matched sale processes; and

         WHEREAS, the Parties wish to amend the Original Agreement to reflect a recent change in the proper citation to an IRS Revenue Procedure.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. New York Lease.

            (a) Section 2.1(c) of the Original Agreement is hereby amended by inserting the phrase "2.2(g)," immediately after the phrase "Sections 2.2(d),".

            (b) Section 2.2(f) of the Original Agreement is hereby amended by deleting the word "and".

            (c) Section 2.2(g) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

                (g) the Real Property Lease for the property located at 111 Broadway in New York, New York listed as item (2) on Schedule 3.13(b) (the "New York Lease") and all leasehold interests in the real property covered by the New York Lease; and

            (d) Section 2.4(d) of the Original Agreement is hereby amended by inserting the phrase "or Section 2.2(g)" immediately after the phrase "Section 2.2(d)".

            (e) Section 5.18 of the Original Agreement is hereby amended by inserting the phrase "except the New York Lease, which is an Excluded Asset under this Agreement," immediately following the phrase "on Schedule 3.13(b),".

         2. Leasehold Improvements and PBX Unit.

            (a) Section 1.1 of the Original Agreement is hereby amended by inserting the following definitions in the alphabetically correct order:

                "Closing Date Adjustment Amount" shall mean $5,883.

                "Minnetonka Leasehold Improvements" shall mean those certain leasehold improvements made by Holdings and its Affiliates to the real property located in Minnetonka, MN.

                "PBX Unit" shall mean the PBX unit situated in KFP's facility in Minnetonka, MN.

                "Purchase Leasehold Improvements" shall mean those certain leasehold improvements made to the disaster recovery facility in Purchase, New York.

            (b) Section 2.1(e) of the Original Agreement is hereby amended by inserting the phrase "and the Minnetonka Leasehold Improvements" immediately prior to the semicolon.

            (c) Section 2.2(h) of the Original Agreement is hereby amended by inserting the phrase ", the Purchase Leasehold Improvements and the PBX Unit" immediately after the phrase "Schedule 2.2(h)".

            (d) The last sentence of Section 2.5 of the Original Agreement is hereby amended by inserting the following phase "minus (iii) the Closing Date Adjustment Amount" immediately following the phrase "Benchmark Book Value".

            (e) Section 2.5 of the Original Agreement is hereby amended by inserting the following as the last sentence immediately following the clause contemplated by Section 3(b) hereof:

                Notwithstanding anything to the contrary herein, for purposes of determining the Benchmark Book Value, the Parties acknowledge and agree that (i) the PBX Unit, although it is an Excluded Asset, shall be deemed to be an Acquired Asset with a value of zero dollars ($0) as if it appears on the Benchmark Balance Sheet, (ii) the Purchase Leasehold Improvements, although they are Excluded Assets, shall be deemed to be Acquired Assets with a value of $54,708 as if they appear on the Benchmark Balance Sheet, and (iii) the Minnetonka Leasehold Improvements, although they are Acquired Assets, shall not be deemed to be Acquired Assets for purposes of the Benchmark Balance Sheet.

            (f) A new Section 2.8(d) is added to the Original Agreement as follows:

                Notwithstanding anything to the contrary herein, for purposes of determining Book Value and Final Book Value, the Parties acknowledge and agree that (i) the PBX Unit, although it is an Excluded Asset, shall be deemed to be an Acquired Asset with a value of zero dollars ($0) as if it appears on the Preliminary Closing Date Balance Sheet and the Final Closing Date Balance Sheet, (ii) the Purchase Leasehold Improvements, although they are Excluded Assets, shall be deemed to be Acquired Assets with a value of $54,708 as if they appear on the Preliminary Closing Date Balance Sheet and the Final Closing Date Balance Sheet and
                (iii) the Minnetonka Leasehold Improvements, although they are Acquired Assets, shall not be deemed to be Acquired Assets for purposes of the Preliminary Closing Date Balance Sheet or the Final Closing Date Balance Sheet.

         3. CBOT and CME Matched Sale Processes.

            (a) Section 1.1 of the Original Agreement is hereby amended by inserting the following definitions in the alphabetically correct order:

                "Final CME Matched Sale Amounts" shall mean the Matched Sale Amounts applicable to the Matched Sale Assets on the Chicago Mercantile Exchange ("CME"); provided, however, that if the applicable Matched Sale Amounts as determined on the Closing Date are not within the bid price and the offer price at 4:30 p.m. New York time on the Closing Date, the Final CME Matched Sale Amounts for the applicable Matched Sale Assets shall be equal to the average of the bid price and the offer price as posted on the CME's website at 4:30 p.m. New York time on the Closing Date, rounded to the nearest $500, or as otherwise required and accepted by the CME.

                "Matched Pass-Through Amounts" shall mean the actual cash amounts that each Matched Sale Exchange pays to the Sellers in respect of the Matched Sale Assets within thirty-five (35) days of Closing in the case of the Chicago Board of Trade ("CBOT") and sixty-six (66) days of Closing in the case of the CME.

                "Matched Sale Amounts" shall mean the amounts that each Matched Sale Exchange requires to be paid to such exchange via a matched sale process for the transfer of the Matched Sale Assets with respect to such Matched Sale Exchange; provided, that the Matched Sale Amount for each Matched Sale Asset shall be equal to the average of the bid price and the ask (on the CBOT) or offer (on the CME) price as posted on the website of the applicable Matched Sale Exchange at 9:00 a.m. New York time on the Closing Date, rounded to the nearest $500.

                "Matched Sale Assets" shall mean those memberships on and shares of a Matched Sale Exchange that are Acquired Assets.

                "Matched Sale Exchanges" shall mean the CBOT and the CME, which exchanges require the transfer of memberships and shares on those exchanges to occur via their respective matched sale processes, as specified in the rules and regulations of each such exchange.

            (b) The last sentence of Section 2.5 of the Original Agreement is hereby amended by inserting the following phrase immediately prior to the period:

                ; provided, that with respect to that portion of the Purchase Price equal to the Matched Sale Amounts, (i) the Purchaser shall not pay such Matched Sale Amounts directly to the Sellers but instead shall (A) at the Closing pay the applicable Matched Sale Amounts to the CBOT in accordance with the applicable rules and regulations of the CBOT for the transfer of the applicable Matched Sale Assets and (B) on the first Business Day after the Closing Date pay the Final CME Matched Sale Amounts to the CME in accordance with the applicable rules and regulations of the CME for the transfer of the applicable Matched Sale Assets and (ii) the delivery of such Matched Sale Amounts or Final CME Matched Sale Amounts to the applicable Matched Sale Exchanges shall, subject to Sections 2.7(e) and 2.11, constitute, for all purposes hereof, payment in full by Parent or Purchasers to the Sellers of the Matched Sale Amounts.

            (c) Section 2.7(a)(i) of the Original Agreement is hereby amended in its entirety to read as follows:

                (i) an amount equal to the difference of the Purchase Price minus the Matched Sale Amounts, by wire transfer of immediately available funds to the accounts designated by Sellers at least three Business Days prior to the Closing Date;

            (d) Section 2.7 of the Original Agreement is hereby amended by adding new subsections (c), (d) and (e) after subsection (b) as follows:

                (c) At the Closing, Parent shall, or shall cause Purchasers to, deliver to the CBOT the applicable Matched Sale Amounts in accordance with the rules and regulations of the CBOT applicable to transferring the Matched Sale Assets on the CBOT.

                (d) On the first Business Day after the Closing Date, Parent shall, or shall cause Purchasers to, deliver to the CME the Final CME Matched Sale Amounts in accordance with the rules and regulations of the CME applicable to transferring the Matched Sale Assets on the CME.

                (e) If the Final CME Matched Sale Amounts are greater than the Matched Sale Amounts applicable to the Matched Sale Assets on the CME, Sellers shall pay to Parent (or if designated by Parent, Purchasers) the amount of such difference by wire transfer of immediately available funds within two Business Days following the Closing Date. If the Final CME Matched Sale Amounts are less than the Matched Sale Amounts applicable to the Matched Sale Assets on the CME, Parent shall, or shall cause Purchaser to, pay to Sellers the amount of such difference by wire transfer of immediately available funds within two Business Days following the Closing Date.

            (f) A new Section 2.11 is added to the Original Agreement as follows:

                2.11 Matched Sale Amounts.

                (a) (i) If the CME does not pay in cash to the Sellers the entire Final CME Matched Sale Amounts paid to the CME on the first Business Day after the Closing Date within sixty-six
                (66) days of Closing, then Parent shall, or shall cause Purchasers to, pay an amount equal to the difference of the Final CME Matched Sale Amounts paid to the CME on the first Business Day after the Closing Date minus the relevant Matched Pass-Through Amounts, by wire transfer of immediately available funds to the accounts designated by Sellers within two (2) Business Days of such 66th day.

                    (ii) If the CME subsequently pays in cash any amounts to the
                Sellers in respect of the Matched Sale Assets, which amounts were previously paid by Parent or the Purchasers to the Sellers pursuant to Section 2.11(a)(i), the Sellers shall reimburse such amounts to Parent (up to a maximum of the amount paid under Section 2.11(a)(i)) within two (2) Business Days after receipt of such payment.

                (b) (i) If the CBOT does not pay in cash to the Sellers the entire Matched Sale Amounts paid to the CBOT at the Closing within thirty-five (35) days of Closing, then Parent shall, or shall cause Purchasers to, pay an amount equal to the difference of the Matched Sale Amounts paid to the CBOT at the Closing minus the relevant Matched Pass-Through Amounts, by wire transfer of immediately available funds to the accounts designated by Sellers within two (2) Business Days of such 35th day.

                (ii) If the CBOT subsequently pays in cash any amounts to the Sellers in respect of the Matched Sale Assets, which amounts were previously paid by Parent or the Purchasers to the Sellers pursuant to Section 2.11(b)(i), the Sellers shall reimburse such amounts to Parent (up to a maximum of the amount paid under Section 2.11(b)(ii)) within two (2) Business Days after receipt of such payment.

                (c) The Parties will cooperate reasonably and in good faith with one another (at the sole expense of Parent) in efforts to resolve any claim or claims made by third parties (including the Matched Sale Exchanges themselves) against the Matched Sale Amounts; provided, that the foregoing shall not require any Party to make a payment to any such third party in respect thereof.

            (f) A new Section 8.9 is added to the Original Agreement as follows:

                Payments relating to any Matched Sale Amounts, Final CME Matched Sale Amounts or Matched Pass-Through Amounts pursuant to Article II shall be without prejudice to the rights and obligations of the Parties contained in this Article VIII.

         4. Certain Employee Benefits Matters.

            Section 5.8(l) is hereby amended by replacing the phrase "in
Section 4 of IRS Revenue Procedure 96-60, 1996-2 Cum. Bull. 399" with the phrase "in Section 4 of IRS Revenue Procedure 2004-53, 2004-34 I.R.B. 320."

         5. General Provisions.

            (a) This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflicts of laws.

            (b) This Amendment No. 1 may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                           [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Asset Purchase Agreement to be executed as of the date first written above.


                                     CITIGROUP FINANCIAL PRODUCTS INC.


                                     By: /s/ James A. Forese
                                        --------------------------------
                                        Name:  James A. Forese
                                        Title: Managing Director


                                     KNIGHT FINANCIAL PRODUCTS LLC


                                     By: /s/ Andrew M. Greenstein
                                        --------------------------------
                                        Name:  Andrew M. Greenstein
                                        Title: Director, Corporate Counsel
                                               and Assistant Secretary


                                     KNIGHT EXECUTION PARTNERS LLC


                                     By:  /s/ Andrew M. Greenstein
                                        --------------------------------
                                        Name:  Andrew M. Greenstein
                                        Title: Director, Corporate Counsel
                                               and Assistant Secretary

                                     KFP HOLDINGS I LLC


                                     By:  /s/ Andrew M. Greenstein
                                        --------------------------------
                                        Name:  Andrew M. Greenstein
                                        Title: Director, Corporate Counsel
                                               and Assistant Secretary